Exhibit 10.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TEXT OMITTED FROM THIS EXHIBIT IS MARKED WITH [***]

ROYALTY AGREEMENT

This ROYALTY AGREEMENT (this “Agreement”) is entered into as of November 6, 2018 by and between Brooklyn Immunotherapeutics LLC, a Delaware limited liability company with offices located at Brooklyn Army Terminal, 140 58th Street, Bldg. A, Loading Dock 9, Brooklyn, NY 11220 (“OpCo”), Brooklyn Immunotherapeutics Investors LP, a Delaware limited Partnership with offices located at c/o Ara Partners, 109 North Post Oak Lane, Suite 530, Houston, TX 77024 (“LP”) and Brooklyn Immunotherapeutics Investors GP LLC, a Delaware limited liability company with offices located at c/o Ara Partners, 109 North Post Oak Lane, Suite 530, Houston, TX 77024 (“GP,” and together with LP, collectively, the “Investors”) and OpCo and the Investors are jointly referred to herein as the “Parties” and each, individually, as a “Party.”

WHEREAS, OpCo is an entity that is newly formed for the purpose of acquiring (the “Acquisition”) certain specified assets and liabilities of IRX Therapeutics, Inc., a Delaware corporation;

WHEREAS, the Investors are providing the financing to OpCo in order to consummate the Acquisition;

WHEREAS, as additional consideration for such financing, OpCo has agreed to grant, and the Investors have agreed to accept, the royalty payments described below on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of these premises and the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1. Royalty.

(a) Royalty Payments. In consideration of the provision of the financing for the Transactions by the Investors, OpCo agrees pay to the Investors during the Royalty Term compensatory royalties in an amount equal to [***] percent ([***]%) of the Net Revenues received by OpCo during the applicable year, of which [***]% shall be paid to LP and [***]% shall be paid to GP (the “Royalty”). OpCo shall pay the Royalty within thirty (30) days after the end of each calendar year of the Royalty Term. “Net Revenues” shall mean [***].

(b) Royalty Term. The term of the Royalty shall commence on the date hereof and will continue in perpetuity (the “Royalty Term”). Notwithstanding the foregoing, the Royalty Term shall terminate early upon the occurrence of a Sale (as defined in OpCo’s Limited Liability Company Agreement dated as of the date hereof, as amended) or liquidation of OpCo.

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(c) Royalty Reports; Records. OpCo shall report to the Investors the Net Revenues on which Investors are entitled to Royalties hereunder on a quarterly basis during the Term (each, a “Royalty Report”). During Royalty Term, OpCo shall grant the Investors access to OpCo’s books and records for the purpose of Net Revenues.

(d) Form of Payment. All Royalty payments shall be made in U.S. dollars. Any monies payable to the Investors shall be paid by OpCo via check or wire transfer to an account designated in writing by each Investor to OpCo. In the event OpCo is unable to pay the full amount of a quarterly Royalty payment when due, OpCo shall use good faith efforts to pay such amount promptly (as soon as OpCo has available funds) and such unpaid amount shall accrue interest at the rate of [***] ([***]%) per year from the date such amount of Royalties were due until paid in full.

(e) Taxes. All payments under this Agreement are exclusive of all federal, state, local and foreign taxes, levies and assessments. Each Investor agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed upon such Investor arising out of its receipt of payments from OpCo under this Agreement. If OpCo reasonably determines in its sole discretion that it is or could be obligated to withhold any tax in connection with the Royalty, OpCo may, in its reasonable discretion, withhold the appropriate amount of tax in cash from the Royalty, provided that OpCo gives the applicable Investor notice of such determination and an opportunity to comment on or object to such determination. If OpCo does not withhold an amount sufficient to satisfy the withholding obligation of OpCo, the applicable Investor will, on demand, reimburse OpCo in cash for the amount which should have been withheld.

2. Confidential Information.

(a) Protection and Use of Confidential Information. No Party shall disclose or use the Confidential Information of the other Party, except as expressly authorized pursuant to this Agreement. The receiving Party shall limit disclosure of the disclosing Party’s Confidential Information to the receiving Party’s employees or agents who have a need to know such Confidential Information for purposes of this Agreement. Notwithstanding the foregoing, Confidential Information may be disclosed if required by law, provided, however, that the receiving Party shall notify the disclosing Party of such requirement immediately in writing and shall reasonably cooperate with the disclosing Party in obtaining a protective or similar order.

(b) Exceptions. Confidential Information will not include information that: (i) is in or enters the public domain through no act or fault of the receiving Party; (ii) is known to and has been reduced to tangible form by the receiving Party at the time of disclosure; (iii) is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information; or (iv) is disclosed to the receiving Party by a third party, at any time, whether prior to or after the time of its disclosure under this Agreement, on a non-confidential basis, provided that such third party is not, to the receiving Party’s knowledge, bound by any obligation of confidentiality to the disclosing Party with respect to such Confidential Information.

(c) Return of Confidential Information. Upon the disclosing Party’s written request, the receiving Party shall return or destroy all copies of the disclosing Party’s Confidential Information and certify promptly in writing that it has done so.

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(d) Definition. As used herein, “Confidential Information” shall mean a Party’s non-public technical or business information, including without limitation, the Royalty Report, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information. Furthermore, the terms and conditions of this Agreement shall be considered the Confidential Information of all Parties.

3. Miscellaneous.

(a) Headings, Integration, Revisions. All headings are for reference purposes only and will not affect the meaning or interpretation of this Agreement. This Agreement of even date herewith merges all prior representations and collateral understandings, memorandums and agreements in connection with its subject matter, and constitutes the entire understanding between the Investors and OpCo concerning the subject matter of this Agreement. No Party shall be bound by any revision of this Agreement unless in writing and signed by an authorized officer of said Party.

(b) Applicable Law and Interpretation. All questions concerning the validity, operation, interpretation, and construction of the Agreement will be governed by and determined in accordance with the substantive laws of the State of New York without regard to its conflicts of law provisions. Any action brought pursuant to or in connection with this Agreement shall be brought only in the state or federal courts within New York County, New York. In any such action, all Parties consent to the exercise of personal jurisdiction of such courts and waive any objections to venue in any such forum. THE PARTIES HERETO EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

(c) Assignment. No Party may assign this Agreement without the prior written consent of the other Parties.

(d) Notices. Notices pertaining to this Agreement shall be in writing and shall be deemed received by the addressee when delivered, if delivered in person or by receipted courier, five (5) business days after being deposited in the United States mail, postage prepaid, certified or registered mail or when delivered via electronic mail, provided that a copy is sent via United State mail or express mail. Notices shall be addressed to the other Party at its respective address set forth in the preamble hereof or to such address as is communicated to each Party in writing.

(e) Severability. If any provision of this Agreement is unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect.

(f) Independent Contractors, No Joint Venture. The Investors and OpCo acknowledge and agree that each is an independent contractor and neither shall be considered an employee, agent, partner or co-venturer of the other. It is understood that neither the Investors nor OpCo shall have the right or authority to make any commitments or incur any costs on behalf of the other. This Agreement does not constitute, and shall not be construed as constituting, a partnership or joint venture between OpCo and the Investors. Nothing herein contained shall give or is intended to give any rights of any kind to any third party.

(g) Waiver. No delay on the part of a Party in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. The waiver by any Party of any default or breach, or of any claimed default or claimed breach, of this Agreement shall not constitute a waiver of any other or subsequent default or breach. No notice to or demand on any Party hereto in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the other Party hereto to any other or further action in any circumstances without notice or demand.

(h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. The delivery of signed counterparts by facsimile or e-mail transmission that includes a copy of the sending Party’s signature is as effective as signing and delivering the counterpart in person.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the Effective Date.

Brooklyn Immunotherapeutics, LLC

By:	/s/ Charles R. Cherington
Name:	Charles R. Cherington
Title:	Manager

Brooklyn Immunotherapeutics, LLC

By:	Brooklyn Immunotherapeutics Inevstors
GP, LLC, its general partner

By:	/s/ Charles R. Cherington
Name:	Charles R. Cherington
Title:	Manager

Brooklyn Immunotherapeutics Investors GP
LLC

By:	/s/ Charles R. Cherington
Name:	Charles R. Cherington
Title:	Manager

{Signature page to Royalty Agreement}